UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	61-1748527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4803 Stonecroft Blvd. Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 633-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Katrina McFarland

On June 30, 2017, the Board of Directors (the “Board”) of Engility Holdings, Inc. (the “Company”) voted to appoint The Honorable Mrs. Katharina G. McFarland as an independent director of the Board.  Mrs. McFarland will be elected to the class of directors whose terms expire at the Company’s 2018 annual meeting of stockholders, and her term will expire at that time when her successor is duly elected and qualified.

The Board has determined that Mrs. McFarland is an independent director under the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines (available on the Company’s website at www.engilitycorp.com, under Investors — Corporate Governance).

Mrs. McFarland will not receive any additional remuneration for serving on the Board other than the standard fees paid by the Company to all of its non-employee directors as described in the Company’s definitive proxy statement for its 2017 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 12, 2017.  As of the time of the filing of this Current Report on Form 8-K, no determination has been made as to which Board committees, if any, Mrs. McFarland will be appointed.

There are no arrangements or understandings between Mrs. McFarland and any other person pursuant to which she was selected as a director.  The Company is not aware of any transaction in which Mrs. McFarland has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

July 7, 2017	By:	/s/ Jon Brooks
Date	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Assistant Secretary